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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (Form S-8, Nos. 33-17196, 33-44822, 33-44877, 33-44876, 33-22459, 33-38491,33-54075,
33-54079, 33-54077, 333-47833, 333-28273, 333-38752, 333-62568,333-62572, and
333-117017) pertaining to various stock option, employee savings, deferred compensation and restricted stock plans and in Registration Statements (Form S-3, Nos. 33-36001, 333-60175, and 333-121743) pertaining to a universal shelf registration statement and registration of preferred stock and common stock warrants of Wellman, Inc. of our reports dated March 14, 2006, with respect to the consolidated financial statements and financial statement schedule of Wellman, Inc., except for the changes described in Note 1 - Other Assets which is dated November 20, 2006, and our report dated March 14, 2006 with respect to Wellman, Inc. management's assessment of the effectiveness of internal controls over financial reporting, and the effectiveness of internal control over financial reporting of Wellman, Inc., included in this Annual Report (Form 10-K/A) of Wellman, Inc. for the year ended December 31, 2005.

/s/ Ernst & Young LLP
Charlotte, North Carolina
November 21, 2006